UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 11, 2013

Date of Report

(Date of Earliest Event Reported)

FONU2 INC.

 (Exact name of registrant as specified in its charter)

NEVADA                  000-49652                   65-0773383

(State or other juris-   (Commission File No.)          (IRS Employee

diction of incorporation)

                           Identification No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of principal executive offices)

(954) 938-4133

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2013, Robert B. Lees and Nicole Leigh, acting as the sole directors of FONU2 Inc., a Nevada corporation (the “Company”), resolved to appoint Roger Miguel to fill the vacancy on the Company’s Board of Directors that was created by the resignation of Jeffrey Pollitt from the Board on February 27, 2013.  On the same date, Mr. Miguel accepted his appointment and agreed to serve as a director of the Company until the next annual meeting of the Company’s stockholders or his prior resignation or termination.  Mr. Miguel was appointed to the Board of Directors in reliance on Section 78.335(4) of the Nevada Revised Statutes and Section 3.10 of the Company’s Bylaws.

During the fiscal years ended December 31, 2012 and 2011, there were no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which Miguel had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date:  September 12, 2013

/s/ Robert B. Lees

                        Robert B. Lees, President and CEO